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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions  "Selected
Financial Data" and "Experts" and to the use of our report dated January 29, 1997, except for paragraph 8 of Note 6, for which the date is March 7, 1997, in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Illinois Superconductor Corporation for the registration of 1,000,000 shares of its common stock.

                                                /s/ Ernst & Young LLP
                                                ------------------------
                                                Ernst & Young LLP

Chicago, Illinois
April 1, 1997